                    NATIONAL VISION ASSOCIATES, LTD.

             RESTATED STOCK OPTION AND INCENTIVE AWARD PLAN

                         RESTRICTED STOCK AWARD

                               **********

                Number of Shares:      _____________

                   Date of Award:      _____________

               Restricted Period:      Four Years


THIS IS TO CERTIFY THAT, in accordance with and subject to all terms, provisions and conditions of the National Vision Associates, Ltd. Restated Stock Option and Incentive Award Plan (the "Plan"), as adopted by the Board of Directors (the "Board") of National Vision Associates, Ltd., a Georgia corporation (the "Company"), at a meeting thereof held on February 27, 1996 and approved by the shareholders of the Company at a meeting thereof held on May 7, 1996, the Company has awarded, and does hereby award unto:

                          ____________________

(the "Grantee") an aggregate of __________ shares of Common Stock of the Company ("Common Stock") subject, however, to the terms and conditions hereinafter set forth:

1. The Grantee shall execute and return to the Company an executed copy of this Restricted Stock Award. At such time, the Company shall cause a stock certificate for the number of shares of Common Stock noted above ("Restricted Shares") to be issued in the name of the Grantee. Such stock certificate shall reference the restrictions as set forth herein and shall be retained in the custody of the Company. The Grantee shall have no rights with respect to such Common Stock except as otherwise set forth herein.

2. After the Grantee shall have completed four (4) years of continuous employment, commencing from the date of this Award, with the Company, or a subsidiary thereof, in his/her present position or in such other position as the Compensation Committee of the Board (the "Committee"), in its sole discretion, may determine entitles the Grantee to retain his rights under this Award (such positions being hereinafter referred to as a "Participating Position", and such period of continuous employment being hereinafter referred to as the "Restricted Period"), the Grantee shall be entitled to have a stock certificate issued in the name of such Grantee delivered to him/her representing a percentage



    (as determined below) of the shares granted hereunder without any restrictions, other than such restrictions as may apply to Common Stock generally or as may otherwise be required by applicable federal or state law. The issuance of such stock certificate in the name of the Grantee for the number of unrestricted shares to which he/she may be entitled as provided herein shall be made after such time as the Committee has obtained the information, made the decisions, and completed the calculations necessary to determine such number of unrestricted shares. At such time the original stock certificate issued as provided in Paragraph 1 hereof shall be canceled and such new stock certificate shall be issued to the Grantee representing the number of unrestricted shares to which such Grantee is entitled as provided herein, if any.

    (a) The percentage of the number of Restricted Shares which the Grantee shall be entitled to receive without restriction after termination of the Restricted Period shall be based upon a comparison of the Average Return on Average Equity of (i) the Company during the Restricted Period, as determined by the Committee, and (ii) such other group of companies as the Committee determines, in its sole discretion, represents a fair comparison to the Company during such Restricted Period; and shall be determined in accordance with the following table:

         Average Return on
          Average Equity                           Percentage
         -----------------                         ----------

         80th to 100th Percentile                      100%
         75th to 80th Percentile                        90%
         70th to 75th Percentile                        80%
         65th to 70th Percentile                        70%
         60th to 65th Percentile                        60%
         55th to 60th Percentile                        50%
         50th to 55th Percentile                        40%
         Less than 50th Percentile                       0%

    (b) Exhibit A, attached hereto, represents the group of companies which the Committee intends, as of the date of this Award, to use for a fair comparison of the Average Return on Average Equity during the Restricted Period; however, the Committee may reduce, increase or otherwise change the list of companies to be used for comparison purposes as it shall, in its sole discretion, deem appropriate to more accurately render a fair comparison as a result of changes in business, competition, the industry or such other factors as the Committee may deem relevant to effect the purposes of the Plan. The final determination of the Committee as to the companies which shall be used for comparison purposes shall be conclusive and binding upon the Grantee.


    (c) Exhibit B, attached hereto, represents the manner which the Committee intends, as of the date of this Award, to use to determine the Average Return on Average Equity during the Restricted Period for purpose of this Paragraph 2; however, the Committee may adjust the manner in which it determines the Average Return on Average Equity as it, in its sole discretion, shall deem appropriate to reflect or exclude the impact of extraordinary or unusual events (including, without limitation, changes in accounting rules or principles or in tax or securities laws or regulations) or items which may result in a distortion of the comparative results or as it shall otherwise deem appropriate to effect the purposes of the Plan. The final determination of the Committee as to the manner in which the Average Return on Average Equity is determined shall be conclusive and binding upon the Grantee.

    (d) Except as otherwise provided below, upon termination of the Grantee from a Participating Position during the Restricted Period, the Grantee shall lose all rights to the Restricted Shares:

         (i) If the Grantee dies during the Restricted Period, the Company shall deliver to the beneficiary of the Grantee, or, if no beneficiary is named, the estate of the Grantee, a stock certificate issued in the name of such beneficiary or the estate for the full number of Restricted Shares, without any restrictions other than such restrictions as may apply to Common Stock generally or as may otherwise be required by applicable federal and state law.

        (ii) If the employment of the Grantee is terminated by the Company as a result of Disability (as defined in the Plan) during the Restricted Period, the Company shall deliver to the Grantee a stock certificate for the full number of Restricted Shares without restriction, other than such restrictions as may apply to Common Stock generally or as may otherwise be required by applicable federal and state law.

       (iii) If the Grantee terminates his or her employment as a result of normal Retirement (as defined in the Plan) on or after age 65 under one of the Company's pension plans, all rights of the Grantee under this Award shall continue as if the Grantee had continued employment in a Participating Position. The provisions of Subparagraph 2(d)(i) shall apply if, following such Retirement, Grantee dies during the Restricted Period determined as if Grantee had remained employed in a Participating Position. The determination of the percentage of Restricted Shares which the Grantee would be entitled to receive in accordance with Subparagraph 2(a) will be made at the termination of the Restricted Period determined as if the Grantee had remained employed in a Participating Position.


        (iv) If the employment of the Grantee terminates as a result of early Retirement (on or after age 55 and completion of at least 10 years of service with the Company) under one of the Company's pension plans, the Committee in its sole discretion may provide that the number of Restricted Shares granted hereunder may be canceled, continued in full, or pro-rated for the portion of the Restricted Period completed at the date of termination or as the Committee may otherwise deem appropriate. Determination of the percentage of such shares which the Grantee is entitled to receive in accordance with Subparagraph 2(a) will be made at termination of the Restricted Period determined as if the Grantee had remained employed in a Participating Position.

    (e) In the event the Grantee is transferred from a Participating Position, the Committee in its sole discretion may provide that the number of Restricted Shares granted hereunder may be canceled, continued in full, or pro-rated for the portion of the Restricted Period completed as of the date of such transfer or as the Committee may otherwise deem appropriate. Determination of the percentage of such shares which the Grantee is entitled to receive in accordance with Subparagraph 2(a) will be made at termination of the Restricted Period determined as if the Grantee had remained employed in a Participating Position.

    (f) In the event of a "Change in Control" of the Company, as defined in the Plan, the Grantee shall immediately be entitled to have a stock certificate issued in the name of such Grantee and delivered to him/her representing the full number of the Restricted Shares, without any restrictions other than such restrictions as may apply to Common Stock generally or as may otherwise be required by applicable federal or state law.

    (g) Notwithstanding anything in this Award to the contrary, in the event that prior to a Change in Control the Grantee commits an act during the Restricted Period, which act is determined by the Committee, in its sole discretion, to be materially harmful to the best interest of the Company, all rights of the Grantee in the Restricted Shares as provided herein shall terminate.

3. During the Restricted Period, the Grantee shall not be permitted to sell, transfer, pledge or assign the Restricted Shares but shall be entitled to the right to vote such shares and to receive dividends. The Restricted Shares shall be deemed to be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code.



4. Nothing contained in this Award shall limit whatever right the Company or a subsidiary might otherwise have to terminate the employment of the Grantee and the terms of this Award shall not be affected in any manner by any employment or other agreement between the Grantee and the Company or any subsidiary.

5. This Award is not transferable by the Grantee otherwise than by will or the laws of descent and distribution.

6. This Award shall not be valid if such would involve a violation of any applicable state law, and the Company hereby agrees to make reasonable efforts to comply with any applicable state law.

7. This Award shall not be valid if it would require registration under the Securities Act of 1933, as amended, or under any similar federal securities law then in effect, of the shares of Common Stock or other securities to be delivered hereunder, and such registration shall not then be effective. The Company shall register the shares of Common Stock or other securities covered by this Award under any such law if
    (i) such registration shall be necessary to effect this Award and the Board shall not determine that such registration would result in undue expense or undue hardship to the Company, or (ii) the Board, in its sole discretion, shall determine that such registration is desirable to effect the purposes of this Award and would not result in undue expense or undue hardship to the Company.

8. The Committee shall make or provide for such adjustments in the number and kind of shares or other securities subject to this Award as the Committee may determine in accordance with the terms of the Plan.

9. The Committee shall administer this Award in accordance with the terms of the Plan. The interpretation of any terms and conditions contained in this Award or in the Plan shall be made by the Committee whose decision shall be final and binding upon the Grantee.

10. The Company shall have the right to deduct from any transfer of shares or other payment under this Award an amount equal to the federal, state and local income and employment taxes required to be withheld by it with respect to such transfer or payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Grantee or other persons receiving such transfer or payment, to pay to the Company the balance of such taxes so required to be withheld. The Grantee may elect to satisfy the obligation in whole or in part, (i) with respect to a Grantee who has not made an election to recognize income currently in accordance with Section 83 of the Internal Revenue Code, by electing to have withheld, from the shares required to be delivered to the Grantee in accordance with the

    terms and conditions hereof, shares of Common Stock having a value equal to the amount required to be withheld, or (ii) by delivering to the Company other shares of Common Stock held by such Grantee. The shares used for tax withholding settlement will be valued at an amount equal to the fair market value of such Common Stock on the day the tax is determinable (the "Tax Date"). Election by the Grantee to have shares withheld or to deliver other shares of Common Stock for this purpose will be subject to the following restrictions: (1) it must be made prior to the Tax Date, and (2) it will be irrevocable.



EXECUTED at Lawrenceville, Georgia, this ______ day of ______________, ____.


                                            NATIONAL VISION ASSOCIATES, LTD.


                                            By:______________________________
                                                  Authorized Officer


The undersigned hereby acknowledges receipt of the foregoing Restricted Stock Award and agrees to the provisions set forth therein.


                                            _________________________________
                                                  Signature of Grantee





                                 Exhibit A
                                 ---------


                                 RETURN ON                    PERCENTILE
COMPANY                          AVERAGE EQUITY*                RANKING

Oakley                               78.7%
Sunglass Hut                         18.5%
Cole                                134.6%
Sterling Vision                       4.6%
Sola International                   19.7%
New West Eyeworks                   -65.3%
Bausch & Lomb                        12.1%
Haverty's                             9.0%
Rhodes                                8.7%
Zale Corporation                     10.4%












* Represents the Return on Average Equity as determined only for the year 1995 in accordance with Steps #1 and #2 on Exhibit B and is not indicative of a ranking based upon the Average Return on Average Equity over the Restricted Period or a similar number of years in accordance with Step
   #3 on Exhibit B.

                                 Exhibit B
                                 ---------

1. Add the beginning and ending shareholder's equity with respect to each fiscal year of a given company beginning with or immediately prior to each year of the Restricted Period and divide by two to arrive at the Average Equity for each such year.

2. Divide the Net Income as determined for each such year by the Average Equity of the company for each such year to arrive at the Return on Average Equity. Net Income equals Reported Net Income less those items required to be reported as unusual items.

3. Add the Return on Average Equity for each year of the Restricted Period as determined above and divide by the number of years in the Restricted Period to arrive at the Average Return on Average Equity during the Restricted Period.

    Example
    -------

    Assuming a four-year Restricted Period.


                           1993         1992        1991         1990
                           ----         ----        ----         ----
Beginning Equity            550          492         465          404
Ending Equity               650          550         492          465
                           ----         ----         ---          ---
                           1200         1042         957          869
                             *2           *2          *2           *2
                           ----         ----         ---          ---
Average Equity              600          521         478.5        434.4

Net Income                  100           97          86           75

Return on          100 = 16.7%     97 =  18.6%     86 =  18.0%       75 =  17.3%
Average Equity     ---            ---             ---               ---
                   600            521             478.5             434.4

*divided by

Year                     Return on Average Equity
----                     ------------------------

1990                              17.3%
1991                              18.0%
1992                              18.6%
1993                              16.7%
                                  -----
                                  70.6    divided by 4     =      17.65%      Average Return
                                                                              on Average Equity



                               SCHEDULE

     The following individuals have executed this form agreement on February 12, 1997:


                            James Barden
                            Michael J. Boden
                            Sandra M. Buffa
                            Mitchell Goodman
                            Lonald R. Johnson
                            James W. Krause
                            D. Michael Lampman
                            Susan Meador
                            Angus C. Morrison
                            Robert W. Stein
                            Michael Thomas
                            Patric L. Welch